Calculation of Filing Fee Tables
S-3
Johnson Controls International plc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	2	Equity	Ordinary Shares	457(r)				0.0001381
Fees to be Paid	3	Equity	Preferred Shares	457(r)				0.0001381
Fees to be Paid	4	Equity	Depositary Shares	457(r)				0.0001381
Fees to be Paid	5	Other	Purchase Contracts	457(r)				0.0001381
Fees to be Paid	6	Other	Warrants	457(r)				0.0001381
Fees to be Paid	7	Other	Units	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) Any securities registered may be sold separately or as units with other securities registered and may include hybrid securities consisting of a combination of features of any of the securities listed in the table. (2) An indeterminate aggregate offering price or number or amount of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. The amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price are not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.F. of Form S-3. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. (3) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all of the registration fee. Registration fees will be paid subsequently on a "pay-as-you-go" basis.

[2]	(1) Any securities registered may be sold separately or as units with other securities registered and may include hybrid securities consisting of a combination of features of any of the securities listed in the table. (2) An indeterminate aggregate offering price or number or amount of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. The amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price are not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.F. of Form S-3. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. (3) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all of the registration fee. Registration fees will be paid subsequently on a "pay-as-you-go" basis.

[3]	(1) Any securities registered may be sold separately or as units with other securities registered and may include hybrid securities consisting of a combination of features of any of the securities listed in the table. (2) An indeterminate aggregate offering price or number or amount of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. The amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price are not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.F. of Form S-3. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. (3) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all of the registration fee. Registration fees will be paid subsequently on a "pay-as-you-go" basis.

[4]	(1) Any securities registered may be sold separately or as units with other securities registered and may include hybrid securities consisting of a combination of features of any of the securities listed in the table. (2) An indeterminate aggregate offering price or number or amount of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. The amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price are not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.F. of Form S-3. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. (3) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all of the registration fee. Registration fees will be paid subsequently on a "pay-as-you-go" basis.

[5]	(1) Any securities registered may be sold separately or as units with other securities registered and may include hybrid securities consisting of a combination of features of any of the securities listed in the table. (2) An indeterminate aggregate offering price or number or amount of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. The amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price are not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.F. of Form S-3. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. (3) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all of the registration fee. Registration fees will be paid subsequently on a "pay-as-you-go" basis.

[6]	(1) Any securities registered may be sold separately or as units with other securities registered and may include hybrid securities consisting of a combination of features of any of the securities listed in the table. (2) An indeterminate aggregate offering price or number or amount of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. The amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price are not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.F. of Form S-3. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. (3) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all of the registration fee. Registration fees will be paid subsequently on a "pay-as-you-go" basis.

[7]	(1) Any securities registered may be sold separately or as units with other securities registered and may include hybrid securities consisting of a combination of features of any of the securities listed in the table. (2) An indeterminate aggregate offering price or number or amount of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. The amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price are not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.F. of Form S-3. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. (3) In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all of the registration fee. Registration fees will be paid subsequently on a "pay-as-you-go" basis.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A